Exhibit 99.1

Oncothyreon and Array BioPharma Announce Initiation of Phase 1b Trial of ONT-380 in Combination with TDM-1 in Patients with Metastatic HER2+
Breast Cancer

SEATTLE, WASHINGTON and BOULDER, COLORADO, February 20, 2014 - Oncothyreon Inc. (NASDAQ: ONTY) and Array BioPharma Inc. (NASDAQ: ARRY) today announced the initiation of a Phase 1b trial of ONT-380 (ARRY-380) in combination with Kadcyla® (ado-trastuzumab emtansine or TDM-1) in patients with metastatic HER2+ breast cancer. ONT-380 is an orally active, reversible and selective small-molecule HER2 inhibitor invented by Array and being developed by Oncothyreon in collaboration with Array.

The trial (ClinicalTrials.gov Identifier NCT01983501) is a dose-escalation study in up to 48 patients who have been previously treated with Herceptin® (trastuzumab) and a taxane for metastatic breast cancer. The primary objective is to determine the maximum-tolerated and/or recommended Phase 2 dose (MTD/RP2D) of ONT-380 in combination with the approved dose of Kadcyla. Secondary objectives include an evaluation of the safety and preliminary anti-tumor activity of the combination. Following determination of the MTD/RP2D, the study includes an expansion arm at the MTD/RP2D as well as an optional second expansion arm in patients with central nervous system metastases.

“ONT-380 and Kadcyla are both directed at HER2, but with differing mechanisms of action,” said Diana Hausman, M.D., Chief Medical Officer of Oncothyreon. “The strategy of combining two agents targeting HER2 has previously proven useful in HER2+ breast cancer, and we believe the combination of ONT-380 and Kadcyla is particularly relevant to evaluate as the treatment of metastatic HER2+ breast cancer continues to evolve.”

About ONT-380

ONT-380 is an orally active, reversible and selective HER2 inhibitor. In multiple preclinical tumor models, ONT-380 was well tolerated and demonstrated significant dose-related tumor growth inhibition that was superior to Herceptin and Tykerb® (lapatinib). Additionally, in these models, ONT-380 demonstrated synergistic or additive tumor growth inhibition when dosed in combination with the standard-of-care therapeutics Herceptin or Taxotere® (docetaxel). ONT-380 has also demonstrated superior activity, based on overall survival, compared to Tykerb® and to the investigational drug, neratinib, in an intracranial HER2+ breast cancer xenograft model.

A Phase 1 trial of ONT-380, with both dose-escalation and expansion components, has been completed in 50 patients, 43 of whom had HER2+ metastatic breast cancer. All HER2+ breast cancer patients had progressed on a Herceptin-containing regimen. In addition, over 80% had been treated with Tykerb, with many having progressed on therapy. In this study, ONT-380 demonstrated an acceptable safety profile; treatment-related adverse events were primarily Grade 1. Because ONT-380 is selective for HER2 and does not inhibit EGFR, there was a low incidence and severity of treatment-related diarrhea, rash and fatigue. Additionally, there were no treatment-related cardiac events or Grade 4 treatment-related adverse events reported. The maximum tolerated dose of ONT-380 established in this Phase 1 trial was 600 mg twice daily (BID). Twenty-two HER2+ breast cancer patients with measurable disease were treated with ONT-380 at doses greater than or equal to 600 mg BID. In this heavily pretreated patient population, there was a clinical benefit rate (partial response [n = 3] plus stable disease for at least 6 months [n = 3]) of 27%. Notably, two of the patients with partial responses during treatment with ONT-380 had confirmed progressions while on prior Tykerb- and Herceptin-containing regimens.

In addition to the Phase 1b trial of ONT-380 in combination with Kadcyla described above, Oncothyreon recently initiated a second Phase 1b trial of ONT-380 in combination with Herceptin and/or Xeloda® (capecitabine) in patients with metastatic HER2+ breast cancer. The Dana-Farber Cancer Institute, Boston, Massachusetts, is also currently conducting an investigator-sponsored trial of ONT-380 in combination with Herceptin in patients with brain metastases from HER2+ breast cancer.

About Oncothyreon

Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.

About Array BioPharma

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer. Seven Phase 3 or pivotal studies are already in progress, or are planned to begin, within the next year. These programs include the wholly-owned hematology drug, filanesib (ARRY-520), for multiple myeloma and two partnered cancer drugs, selumetinib (AstraZeneca) and MEK162 (Novartis). For more information on Array, please go to www.arraybiopharma.com

Oncothyreon Forward-Looking Statements

In order to provide Oncothyreon’s investors with an understanding of its current results and future prospects, this release contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include Oncothyreon’s expectations regarding clinical development activities.

Forward-looking statements involve risks and uncertainties related to Oncothyreon’s business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause Oncothyreon’s actual results to differ materially from those projected in forward-looking statements, including those predicting the timing, duration and results of clinical trials, the timing and results of regulatory reviews, the safety and efficacy of our product candidates, and the indications for which our product candidates might be developed. There can be no guarantee that the results of preclinical studies or clinical trials will be predictive of either safety or efficacy in future clinical trials. Although Oncothyreon believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

For a detailed description of Oncothyreon’s risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. Oncothyreon does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

Array BioPharma Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the potential for the results of ongoing clinical trials to support further development, regulatory approval or the marketing success of ONT-380 (ARRY-380), anticipated clinical and other product development activities related to ONT-380 (ARRY-380) and the costs and responsibilities of those activities, expected benefits and market potential for ONT-380 (ARRY‑380), and the success of activities to obtain market approval and sales. These statements involve significant risks and uncertainties, including those discussed in the most recent annual report filed on Form 10-K, quarterly reports filed on Form 10-Q, and other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect current expectations concerning future events, actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, the ability of Array and Oncothyreon to continue to fund and successfully progress research and development efforts with respect to ONT-380 (ARRY-380); risks associated with dependence on collaborators for the clinical development and commercialization of out-licensed drug candidates, including ONT-380 (ARRY-380); the ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; and risks associated with dependence on third-party service providers to successfully conduct clinical trials within and outside the United States. Array is providing this information as of February 20, 2014 and undertakes no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

Additional Information
Additional information relating to Oncothyreon can be found on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Oncothyreon Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com

Array BioPharma Investor and Media Relations Contact:
Tricia Haugeto
(303) 386-1193
thaugeto@arraybiopharma.com